                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT

                         Dated as of October 31, 1996

                                     among


                           OVERHEAD DOOR CORPORATION

                                      and

                           THE BANKS PARTIES HERETO

                                      and

                           THE SAKURA BANK, LIMITED
                                 as Agent Bank

                               TABLE OF CONTENTS

Section                                                                Page
-------                                                                ----

                                   ARTICLE I

                                 DEFINED TERMS

Section 1.01.    Definitions..........................................   1
Section 1.02.    Interpretation.......................................   6

                                  ARTICLE II

                           REVOLVING CREDIT FACILITY

Section 2.01.    The Loans............................................   6
Section 2.02.    Manner of Borrowing..................................   6
Section 2.03.    Repayment of Principal...............................   7
Section 2.04.    Payment of Interest..................................   7
Section 2.05.    Voluntary Prepayment.................................   7
Section 2.06.    Funding Losses.......................................   7
Section 2.07.    Notes................................................   7
Section 2.08.    Pro Rata Borrowings..................................   8

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

Section 3.01.    Increased Costs......................................   8
Section 3.02.    Illegality...........................................   9
Section 3.03.    Taxes................................................  10

                                  ARTICLE IV

                                FEES; PAYMENTS

Section 4.01.    Commitment Fee.......................................  11
Section 4.02.    Manner of Payments...................................  11
Section 4.03.    Extension of Payments................................  11
Section 4.04.    Computation of Interest and Fees.....................  11

                                   ARTICLE V

                             CONDITIONS PRECEDENT

Section 5.01.    Initial Conditions...................................  12
Section 5.02.    Continuing Conditions................................  12

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

Section 6.01.    Status...............................................  13

Section                                                                Page
-------                                                                ----

Section 6.02.    Subsidiaries.........................................  13
Section 6.03.    Financial Condition..................................  13
Section 6.04.    Litigation...........................................  13
Section 6.05.    No Violation.........................................  14
Section 6.06.    Binding Agreement....................................  14
Section 6.07.    Authorizations.......................................  14
Section 6.08.    Investment Company Act...............................  14
Section 6.09.    Compliance with Laws.................................  14
Section 6.10.    Compliance with ERISA................................  14
Section 6.11.    Taxes................................................  15

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

Section 7.01.    Payment of Taxes.....................................  15
Section 7.02.    Preservation of Existence............................  15
Section 7.03.    Compliance with Laws.................................  15
Section 7.04.    Keeping of Books and Records; Inspection.............  16
Section 7.05.    Notice of Certain Events.............................  16
Section 7.06.    Financial Statements and Other Information...........  16
Section 7.07.    Use of Proceeds......................................  17

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

Section 8.01.    Margin Regulations...................................  17
Section 8.02.    Liens................................................  17
Section 8.03.    Consolidations, Mergers, etc.........................  18
Section 8.04.    Minimum Consolidated Shareholders' Equity............  18

                                  ARTICLE IX

                               EVENTS OF DEFAULT

Section 9.01.    Events of Default....................................  18
Section 9.02.    Default Remedies.....................................  20
Section 9.03.    Setoff...............................................  21
Section 9.04.    Default Interest.....................................  21
Section 9.05.    Sharing..............................................  21
Section 9.06.    Funding Indemnities..................................  22

                                   ARTICLE X

                         THE AGENT BANK AND THE BANKS

Section 10.01.   Appointment and Authorization........................  22
Section 10.02.   Same Rights as a Bank................................  22

Section                                                                Page
-------                                                                ----

Section 10.03.   Actions by the Agent Bank............................  22
Section 10.04.   Consultation with Experts............................  22
Section 10.05.   Liability............................................  23
Section 10.06.   Indemnification......................................  23
Section 10.07.   Credit Decision......................................  23
Section 10.08.   Successor Agent Banks................................  23
Section 10.09.   Several Obligations; Remedies Independent............  24

                                  ARTICLE XI

                              GENERAL PROVISIONS
Section 11.01.   Assignment...........................................  24
Section 11.02.   Amendments and Waivers...............................  26
Section 11.03.   Notices..............................................  26
Section 11.04.   Expenses; Indemnification............................  27
Section 11.05.   Cumulative Rights; No Waiver.........................  27
Section 11.06.   Counterparts.........................................  27
Section 11.07.   Severability.........................................  27
Section 11.08.   Headings.............................................  27
Section 11.09.   GOVERNING LAW........................................  28
Section 11.10.   Consent to Jurisdiction..............................  28
Section 11.11.   Waiver of Jury Trial.................................  28

                                   EXHIBITS


       A      Form of Revolving Credit Note

       B      Form of Notice of Borrowing

       C      Guaranty

       D      Secretary's Certificate of the Company

                               CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of October 31, 1996 among OVERHEAD DOOR CORPORATION, a corporation organized under the laws of the State of Indiana (the "Company"), the lenders now or hereafter parties hereto and THE SAKURA BANK,
 -------
LIMITED, as agent for such lenders under this Credit Agreement (in such capacity, the "Agent Bank").
               ----------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company has requested the lenders parties hereto to make revolving credit loans to the Company to be used by the Company for its general corporate purposes; and

     WHEREAS, the lenders parties hereto are willing to make such revolving credit loans on the terms and subject to the conditions contained herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                 DEFINED TERMS
                                 -------------

          Section 1.01. Definitions.  Each term defined in this Section 1.01,
                        -----------
when used in this Agreement, has the meaning indicated below:

          "Agent Bank" shall have the meaning given to that term in the preamble
           ----------
hereof.

          "Agreement" shall mean this Credit Agreement, as amended, modified or
           ---------
supplemented from time to time.

          "Assignee" shall have the meaning set forth in Section 11.01 hereof.
           --------

          "Bank" shall mean each bank or financial institution listed on the
           ----
signature pages hereof under the caption "Banks" and each other bank or financial institution that has become a "Bank" hereunder as provided in Section
11.01 hereof.

          "Benefit Arrangement" shall mean at any time an employee benefit plan
           -------------------
within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Business Day" shall mean a day on which banks are not required or
           ------------
authorized by law or executive order to close in New York City.

          "Commitment" shall mean, as to each Bank, the obligation of such Bank
           ----------
to make Loans pursuant to Section 2.01 hereof, in an aggregate principal amount at any one time outstanding up to the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" or in an assignment agreement executed and delivered by such Bank pursuant to Section 11.01 hereof.

          "Company" shall have the meaning given to that term in the preamble
           -------
hereof.

          "Computation Period" shall mean (i) the period commencing on the date
           ------------------
hereof and ending on December 31, 1996 and (ii) each successive three month period thereafter ending on the last day of each March, June, September and December, respectively, provided that the last Computation Period shall end on
                        --------
the Final Maturity Date.

          "Consolidated Shareholders' Equity" shall mean at any date the
           ---------------------------------
consolidated shareholders' equity of the Company and its Subsidiaries, determined as of such date in accordance with United States generally accepted accounting principles.

          "Default" shall mean any Event of Default or any event which, with the
           -------
giving of notice or lapse of time, or both, would become an Event of Default.

          "Dollars" or "$" shall mean the lawful currency of the United States
           -------      -
of America and, in relation to any amount to be advanced or paid hereunder, funds having same day or immediate value.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, or any successor statute.

          "ERISA Group" shall mean the Company and all members of a controlled
           -----------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Event of Default" shall mean each of the events set forth in Section
           ----------------
9.01 hereof.

          "Final Maturity Date" shall mean September 28, 2001.
           -------------------

          "Governmental Authority" shall mean any national, federal, state or
           ----------------------
local government (whether foreign or domestic), any political subdivision thereof or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or any other regulatory bureau, authority, body or entity, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority or entity.

          "Guarantor" shall mean Sanwa Shutter Corporation, a corporation
           ---------
organized under the laws of Japan, and its successors.

          "Guaranty" shall mean the Letter of Guaranty from the Guarantor to the
           --------
Agent Bank for the benefit of the Banks, substantially in the form of Exhibit C hereto.

          "Indebtedness" shall mean for any Person, without duplication, (i) all
           ------------
indebtedness or other obligations of such Person for borrowed money and all obligations of such Person under leases which would, in accordance with United States generally accepted accounting principles, be capitalized on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any swap, cap, collar or other financial or commodity hedging arrangement, (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii) or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or
(v) above secured by (or for which the holder of such indebtedness has an existing right contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

          "Interest Period" shall mean with respect to any Loan, the period
           ---------------
commencing on the date such Loan is made and ending from one to 364 days thereafter, as the Company may select as provided in Section 2.03 hereof. Notwithstanding the foregoing: (x) the Company may not select an Interest Period which would end after the Final Maturity Date; and (y) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as amended, or any successor statute.

          "Laws" shall mean all laws, rules, regulations, orders and decrees of
           ----
any Governmental Authority applicable to the Company or any of its Subsidiaries.

          "Lending Office" shall mean (i) with respect to any Bank, the office
           --------------
specified below its name on the signature page hereof or in the assignment agreement pursuant to which such Bank became a party hereto or (ii) such other office or offices as any Bank shall designate to be its lending office for purposes of this Agreement.

          "Lien" shall mean any security interest, mortgage, pledge,
           ----
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan" shall mean each loan made by a Bank to the Company pursuant to
           ----
Article II hereof.

          "Majority Banks" shall mean one or more Banks having Commitment(s)
           --------------
comprising at least 51% of the total Commitments or, if the Commitments have been cancelled in full or have expired, owed at least 51% of the outstanding Loans.

          "Material Adverse Effect" shall mean any effect which would be
           -----------------------
material and adverse to the financial condition, assets, business or operations of the Company and its Subsidiaries, considered as a whole, or which would materially and adversely impair the ability of the Company to perform its obligations under this Agreement or the Related Documents to which it is a party.

          "Multiemployer Plan" shall mean at any time an employee pension
           ------------------
benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notice of Borrowing" shall mean an irrevocable notice, substantially
           -------------------
in the form of Exhibit B annexed hereto, given to a Bank by the Company pursuant to Section 2.02 hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any corporation, natural person, joint venture,
           ------
partnership, trust, unincorporated organization, government or any department or agency of any government.

          "Plan" shall mean at any time an employee pension benefit plan (other
           ----
than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Related Documents" shall mean the Revolving Credit Notes and the
           -----------------
Guaranty.

          "Revolving Credit Note" shall mean a promissory note of the Company
           ---------------------
payable to the order of a Bank evidencing the Loans made by such Bank as provided for herein, substantially in the form of Exhibit A hereto, and any promissory note or notes of the Company issued in substitution thereof.

          "Sanwa USA" shall mean Sanwa USA Inc., a corporation organized under
           ---------
the laws of the State of Delaware, and its successors.

          "Sanwa USA Term Loan" shall mean the Term Loan Agreement dated as of
           -------------------
the date hereof among Sanwa USA, the Banks and the Agent Bank.

          "Significant Subsidiary" shall mean any corporation or other entity
           ----------------------
which would constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission) of the Company.

          "Subsidiary" shall mean any corporation or other entity of which
           ----------
securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Taxes" shall mean any and all taxes, levies, imposts, duties or other
           -----
charges of a similar nature.

          "Term Federal Funds Rate" shall mean, with respect to any Loan, the
           -----------------------
rate per annum determined by the Bank making such Loan to be the rate at which U.S. dollar deposits in immediately available funds are offered to such Bank by prime banks in the domestic interbank market at or about 10:00 a.m. (New York City time) on the day of, and for delivery on, the first day of the Interest Period applicable to such Loan, for the number of days comprised therein and in an amount equal to the amount of such Loan. Each Bank's determination of the Term Federal Funds Rate applicable to any of its Loans shall be conclusive, absent manifest error.

          "Total Commitment" shall mean, at any time, an amount equal to the
           ----------------
aggregate amount of the Commitments of all of the Banks at such time. The Total Commitment is subject to reduction pursuant to Section 9.02 hereof.

          "Unused Commitment" shall mean, with respect to any Bank, the amount,
           -----------------
determined as of the end of each day, by which such Bank's Commitment exceeds the sum of the aggregate principal amount of such Bank's outstanding Loans.

          Section 1.02. Interpretation.  All references in this Agreement to any
                        --------------
other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified or supplemented from time to time. In the computation of interest and fees payable from a specified date to a later specified date, unless otherwise indicated the word "from" means "from and including" and the words "to" and "until" both mean "to but not including".


                                  ARTICLE II

                           REVOLVING CREDIT FACILITY
                           -------------------------

          Section 2.01. The Loans.  On the terms and subject to the conditions
                        ---------
of this Agreement, each Bank, for itself alone and not jointly with any other Bank, shall make Loans to the Company, from time to time prior to the Final Maturity Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of its Commitment, provided that the aggregate
                                                   --------
principal amount of all outstanding Loans immediately after the making of each Loan and giving effect to the application of the proceeds thereof will not exceed the Total Commitment. Within such limit, the Company may borrow, prepay, repay and reborrow pursuant to this Article II.

          Section 2.02. Manner of Borrowing.  The Company shall give each Bank
                        -------------------
from which it shall borrow a duly completed Notice of Borrowing (with a copy to the Agent Bank) not later than 10:00 a.m. (New York City time) on the date of such Loan. Each such Notice of Borrowing shall specify: (i) the amount of such Loan, which shall be an amount of $10,000 or more; (ii) the date of such Loan, which shall be a Business Day prior to the Final Maturity Date; and (iii) the duration of the Interest Period applicable to such Loan, which shall be a period permitted by the definition of "Interest Period" in Section 1.01 hereof. The relevant Bank shall give the Company telephonic notice, confirmed by facsimile or other written notice, of the Term Federal Funds Rate applicable to the relevant Loan before 12:00 noon (New York City time) on the relevant borrowing date, which determination shall be conclusive, absent manifest error. Subject to the conditions of this

Agreement, the relevant Bank shall make such Loan by transferring the proceeds thereof in Dollars to the account designated by the Company for such purpose not later than 4:30 p.m. (New York time) on the relevant borrowing date.

          Section 2.03. Repayment of Principal.  The Company shall repay the
                        ----------------------
principal amount of each Loan on the last day of the Interest Period applicable thereto.

          Section 2.04. Payment of Interest.  The Company shall pay interest on
                        -------------------
the unpaid principal amount of each Loan from the date of such Loan to the date on which such Loan is paid in full at a rate equal to the sum of Term Federal Funds Rate for such Loan plus 0.35% per annum. Accrued interest on each Loan shall be payable on the last day of the Interest Period applicable thereto.

          Section 2.05. Voluntary Prepayment.  The Company may prepay any Loan
                        --------------------
in whole or in part at any time, provided that (a) any partial prepayment of a
                                 --------
Loan must be in a minimum amount of $100,000, (b) the Company shall give the Bank which made such Loan not less than 7 Business Days' prior notice of each prepayment (with a copy to the Agent Bank) and (c) each prepayment shall be accompanied by the payment of accrued interest on the amount prepaid to the date of prepayment and any additional amount owing under Section 2.06 hereof.

          Section 2.06. Funding Losses.  The Company will indemnify each Bank
                        --------------
against, and on demand reimburse each Bank for, any loss, premium, penalty or expense which such Bank may pay or incur (including, without limitation, any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by such Bank to fund any Loan) as a result of (a) any prepayment or repayment of a Loan on a date prior to the last day of the Interest Period applicable thereto, (b) any failure by the Company to borrow any Loan on a date specified therefor in a Notice of Borrowing pursuant to Section
2.02 hereof, except to the extent such failure results from a default by such Bank in making the requisite funds available to the Company hereunder or (c) any failure by the Company to prepay any Loan on the date specified therefor in a notice of prepayment delivered by the Company pursuant to Section 2.05 hereof. Each Bank shall furnish the Company with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

          Section 2.07. Notes.  The Loans by each Bank shall be evidenced by a
                        -----
single Revolving Credit Note payable to the order of such Bank. The amount of each Loan, the Interest Period applicable thereto and each repayment or prepayment of principal shall be endorsed by each Bank on the schedule annexed to and constituting a part of such Bank's Revolving Credit Note, provided that
                                                                 --------
the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Company to repay such Loan.  Such endorsements shall be prima
                                                                          -----
facie evidence of the aggregate unpaid principal amount of all Loans made by
-----
each Bank.

          Section 2.08. Pro Rata Borrowings.  The Company will allocate its
                        -------------------
requests for Loans (and any prepayments of outstanding Loans) among the Banks so that the principal amount of Loans outstanding from each Bank from time to time is, as nearly as practicable, equal to such Bank's pro rata share (based on its
                                                   --- ----
Commitment) of the aggregate principal amount of Loans outstanding from all of the Banks. Not more than five Business Days after the end of each Computation Period the Company will send to the Agent Bank and each Bank a report showing the Loans outstanding from each Bank as of the last day of such Computation Period, which report shall demonstrate the Company's compliance with this
Section 2.08.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

          Section 3.01. Increased Costs.
                        ---------------

          (a) If, after the date of this Agreement, (i) the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority or (ii) compliance by any Bank with any request, guideline, policy or directive of any Governmental Authority issued after the date of this Agreement (whether or not having the force of law) shall:

               (A) subject any Bank to any tax, duty or other charge or shall change the basis of taxation of payments to any Bank of any amount due under this Agreement or any Revolving Credit Note (except for changes in the tax on the overall net income of any Bank imposed by the jurisdiction of its incorporation or the jurisdiction in which its Lending Office is located);

               (B) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or liabilities of, deposits with or for the account of, or commitments issued by, any Bank (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System); or

               (C) impose on any Bank or the money markets any other condition affecting its Commitment, any Loan or its Revolving Credit Note;

and the result of any of the foregoing is to increase the cost to any Bank of making or maintaining its Commitment or any Loan, or to reduce the amount of any sum received or receivable by any Bank under this Agreement or under its Revolving Credit Note, then the Company shall from time to time pay to such Bank within ten Business Days of its demand therefor such additional amount or amounts as will compensate it for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) of any such authority, has or would have the effect of reducing the rate of return on such Bank's or bank holding company's capital as a consequence of any Loans or its obligations hereunder to a level below that which such Bank or its bank holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such bank holding company's policies with respect to capital adequacy), then the Company shall from time to time pay to such Bank within ten Business Days of its demand therefor such additional amount or amounts as will compensate such Bank or its bank holding company for such reduction.

          (c) Each Bank will promptly give the Company notice (a copy of which shall be sent to the Agent Bank) of the occurrence of any event of which it has knowledge which will entitle it to compensation pursuant to this Section 3.01, and will use reasonable efforts to mitigate the effect of any such event if, in the sole opinion of such Bank, such efforts will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to it or contrary to its internal policies, provided that the failure of such Bank so
                                      --------
to notify the Company will not discharge the Company of its obligations under this Section 3.01. Each Bank shall furnish the Company with a certificate setting forth the basis for determining any additional amount or amounts to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

          Section 3.02. Illegality.  If, after the date of this Agreement, the
                        ----------
introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority shall make it unlawful for any Bank to make or maintain any Loan, then, provided no Default shall have occurred and be continuing, such Bank shall give notice thereof to the Company and the Agent Bank and commence good faith negotiations with the Company to determine a substitute basis for determining a rate of interest payable to such Bank which would cure such illegality hereunder. If within 30 days of such notice to the Company, the Company and such Bank shall not have agreed in writing to such a substitute basis, the Bank may declare such Loan to be due and payable and the Company shall prepay such Loan in full on the last day of the Interest Period applicable thereto unless such Loan is required by law to be sooner repaid, in which case the Company shall repay such Loan on such earlier date, together with accrued interest thereon and any additional amount owing under Section 2.06 hereof.
Each Bank will promptly notify the Company of any event of which such Bank has knowledge which will entitle it to the provisions of this Section 3.02 and will designate a different Lending Office if, in the sole opinion of such Bank, such designation will avoid the need for such prepayment and will not be otherwise disadvantageous to it or contrary to its internal policies.

          Section 3.03. Taxes.
                        -----

          (a) Each payment by the Company to any Bank under this Agreement or any of the Related Documents shall be made free and clear of and without deduction for any Taxes, other than any Taxes imposed on the overall net income of any Bank by the jurisdiction of its incorporation or by the jurisdiction in which its Lending Office is located (all such non-excluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required
                            -------------
by law to deduct any Covered Taxes from or in respect of any such payment, then
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay on a timely basis the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) The Company will indemnify each Bank for the full amount of Covered Taxes required to be paid by, or imposed, levied or assessed against such Bank. In addition, the Company shall pay to each Bank such amounts as may be necessary to hold such Bank harmless on an after-tax basis from any Taxes (including without limitation, income or franchise taxes) imposed by any jurisdiction as a result of the receipt or accrual by such Bank of any payment under this Section 3.03 (including any payment under this sentence). Any indemnification pursuant to this Section 3.03(b) shall be made within 30 days from the date such Bank makes written demand therefor. A certificate setting forth any amount payable to such Bank under this Section 3.03 and the basis therefor submitted by such Bank to the Company shall, absent manifest error, be conclusive and binding.

          (c) Within 60 days after the date of any payment of Covered Taxes made under this Section 3.03 or the withholding of any Taxes excluded from indemnification under subsection (a) the Company will furnish to the relevant Bank the original or a certified copy of a receipt, accompanied by a certified English translation if the receipt is not in English, evidencing payment thereof, a statement signed by an officer responsible for the Company's financial or accounting records setting forth the amount and identity of such Taxes (specifying the particular provisions of law requiring such withholding), and all additional information and documents that such Bank shall reasonably and in writing request to establish that full and timely payment of such Covered Taxes or other Taxes has been made. The Company will promptly notify each Bank of any reports or returns that such Bank is required to file with respect to Covered Taxes.

          (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.03 shall survive the prepayment or payment in full or in part of the Loans and the interest thereon and the termination of this Agreement or any Related Document.


                                  ARTICLE IV

                                FEES; PAYMENTS
                                --------------

          Section 4.01. Commitment Fee.  The Company shall pay to each Bank a
                        --------------
commitment fee in respect of each Computation Period from the date hereof to the Final Maturity Date on the daily average amount of such Bank's Unused Commitment at a per annum rate equal to 0.125%. On or before the first Business Day after each Computation Period, each Bank shall notify the Company of the amount of the commitment fee to be paid to it hereunder in respect of such Computation Period, and the Company shall pay such amount to such Bank on or before the fifth Business Day after the last day of such Computation Period.

          Section 4.02. Manner of Payments.  Each payment required to be made by
                        ------------------
the Company under this Agreement or the Related Documents shall be made by transferring the amount thereof in Dollars to the relevant Bank not later than 4:30 p.m. (New York City time) on the date on which such payment shall become due. Each such payment shall be made without set-off or counterclaim; provided
                                                                       --------
that no payment by the Company to any Bank pursuant to this Section 4.02 shall be deemed a waiver of any rights the Company may have against any Bank. Any payment received after 4:30 p.m. (New York City time) on any Business Day shall be deemed to have been received on the next following Business Day.

          Section 4.03. Extension of Payments.  If any payment under this
                        ---------------------
Agreement or the Related Documents shall become due on a day which is not a Business Day, then the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest or fees then due and payable hereunder.

          Section 4.04. Computation of Interest and Fees.  All interest on Loans
                        --------------------------------
and all fees payable under this Agreement and the Related Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

          Section 5.01. Initial Conditions.  As a condition precedent to each
                        ------------------
Bank's obligation to make the initial Loan hereunder, the Agent Bank and each Bank shall have received the following items in form and substance satisfactory to it:

          (a) Related Documents.  A counterpart hereof and of each of the
              -----------------
Related Documents, each duly executed by the Company and each of the other respective parties thereto;

          (b) Company Documents.  (i)  A Certificate from the Secretary of State
              -----------------
of the State of Indiana certifying that the Company is in good standing under the laws of such state; (ii) a certificate from the Secretary of the Company, substantially in the form of Exhibit D hereto, certifying (A) as to the incumbency and signatures of the officers of the Company authorized to execute and deliver this Agreement and the Related Documents to which the Company is a party and any certificate to be furnished pursuant thereto, (B) that attached thereto are true and complete copies of the Articles of Incorporation and By-laws of the Company and (C) that attached thereto is a true and complete copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Company is a party and the transactions contemplated thereby, together with a certification by another officer of the Company as to the incumbency and signature of such Secretary; and (iii) a certificate from an appropriate officer of the Company certifying that, to the best knowledge of such officer, the representations and warranties contained in Article VI hereof are true and complete and no Default has occurred and is continuing; and

          (c) Additional Documents.  Such other documents, certificates,
              --------------------
financial or other information, or opinions as the Agent Bank or any Bank may reasonably request.

          Section 5.02. Continuing Conditions.  As a condition precedent to each
                        ---------------------
Bank's obligation to make any Loan hereunder, including the initial Loan, the following conditions shall be satisfied on the date of such Loan:

          (a) Representations True.  The representations and warranties
              --------------------
contained in Article VI hereof shall be true and correct with the same force and effect as though made on and as of such date; and

          (b) No Default.  No Default shall have occurred and be continuing.
              ----------

          On the date of each Loan, the Company shall be deemed to have represented that all of the conditions to the making of such Loan have been satisfied.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Company represents and warrants to the Agent Bank and each Bank that:

          Section 6.01. Status.  The Company (a) is a duly organized and validly
                        ------
existing corporation in good standing under the laws of the State of Indiana,
(b) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified could have a Material Adverse Effect, and (c) has all requisite power and authority to own its properties and conduct its business as presently conducted and to execute and deliver, and to perform its obligations under, this Agreement and the Related Documents to which it is a party. All of the issued and outstanding capital stock of the Company is owned beneficially and of record by Sanwa USA.

          Section 6.02. Subsidiaries.  Each Significant Subsidiary (a) is a duly
                        ------------
organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and (b) has all requisite power and authority to own its properties and conduct its business as presently conducted.

          Section 6.03. Financial Condition.  The consolidated statement of
                        -------------------
financial condition of the Company as of December 31, 1995 and the related consolidated statements of operations, cash flows and shareholders' equity for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Company's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present in all material respects in conformity with United States generally accepted accounting principles, the consolidated financial position of the Company and its subsidiaries as of such date and its consolidated results of operations and cash flows for such fiscal year. Since September 30, 1996 there has been no development or event which has had a Material Adverse Effect.

          Section 6.04. Litigation.  There is no action, suit, proceeding or
                        ----------
investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company of any of its Subsidiaries or any property or rights of the Company of any of its Subsidiaries (a) which questions or would question the validity of this Agreement or any of the Related Documents to which the Company is a party or (b) as to which there is a likelihood of an adverse determination and which if adversely determined will have a Material Adverse Effect.

          Section 6.05. No Violation.  The execution, delivery and performance
                        ------------
of this Agreement and the Related Documents to which the Company is a party will not (a) violate any existing law, rule or regulation applicable to the Company or any provision of its Articles of Incorporation or By-laws, (b) conflict with, result in a breach of, or constitute a default under, any terms or provisions of any indenture, mortgage or other agreement or instrument to which the Company is a party or by which it or any of its assets is bound, or any license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Company or any of its activities or properties, or (c) result in, or require the creation or imposition of, any Lien upon or with respect to any properties now or hereafter owned by the Company.

          Section 6.06. Binding Agreement.  The execution, delivery and
                        -----------------
performance of this Agreement and the Related Documents to which the Company is a party have been duly authorized by all necessary action of the Company. This Agreement and the Related Documents to which the Company is a party have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable according to their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 6.07. Authorizations.  No authorizations, consents, approvals,
                        --------------
registrations, filings, exemptions and licenses with or from any Governmental Authority are necessary for the borrowings hereunder, for the execution and delivery of this Agreement or any Related Document to which the Company is a party, or for the performance by the Company of its obligations hereunder or thereunder.

          Section 6.08. Investment Company Act.  The Company is not an
                        ----------------------
"investment company," as defined in the Investment Company Act of 1940, as amended.

          Section 6.09. Compliance with Laws.  The Company and each of its
                        --------------------
Subsidiaries are in compliance with the requirements of all applicable Laws, except those the non-compliance with which would not, singly or in the aggregate, have a Material Adverse Effect.

          Section 6.10. Compliance with ERISA.  Each member of the ERISA Group
                        ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue

Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          Section 6.11. Taxes.  The Company and its Subsidiaries have filed all
                        -----
United States Federal income tax returns and all other material tax returns which are required to be filed by them (with the exception of eight state tax returns for which the paid in taxes exceed the estimated tax liability) and have paid all taxes thereby shown to be owing or owing pursuant to any assessment received by the Company or any Subsidiary, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with United States generally accepted accounting principles shall have been set aside on the books of the Company.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company hereby covenants and agrees that until the Loans and all other amounts owing hereunder have been paid in full and the Commitments shall have expired:

          Section 7.01. Payment of Taxes.  The Company will pay and discharge
                        ----------------
all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Company or such Subsidiary.

          Section 7.02. Preservation of Existence.  The Company will, and will
                        -------------------------
cause each Subsidiary to, preserve and maintain its existence, rights, franchises and privileges, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 7.03. Compliance with Laws.  The Company will, and will cause
                        --------------------
each Subsidiary to, comply with the requirements of all applicable Laws, non-compliance with which could, singly or in the aggregate, have a Material Adverse Effect.

          Section 7.04.  Keeping of Books and Records; Inspection.  The Company
                         ----------------------------------------
will, and will cause each Significant Subsidiary to, maintain a system of accounting in accordance with United States generally accepted accounting principles on a basis consistently applied. Upon reasonable notice from the Agent Bank, the Company will, and will cause each Subsidiary to, permit the Banks or their representatives to have access to and examine and inspect the books and records and properties of the Company and its Subsidiaries and confer with the Company's and its Subsidiaries' officers, agents, employees and accountants at any reasonable time and from time to time.

          Section 7.05. Notice of Certain Events.  The Company will promptly and
                        ------------------------
in any event not more than three Business Days after obtaining knowledge thereof notify the Agent Bank of (a) the occurrence of any Default or (b) the commencement of any litigation or governmental proceeding affecting the Company or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect.

          Section 7.06. Financial Statements and Other Information.  The Company
                        ------------------------------------------
will deliver to the Agent Bank (with sufficient copies for each Bank):

          (a) as soon as available and in any event within 90 days after the end of each of its fiscal years, an audited consolidated balance sheet of the Company and its Subsidiaries at the end of such year and audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each fiscal year in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit by internationally recognized independent certified public accountants; and

          (b) simultaneously with the delivery of each set of financial statements referred to in clause (a) of this Section 7.06, a certificate of the chief financial officer of the Company stating, to the best knowledge of such officer after reasonable inquiry, whether there exists on the date of such certificate any Default, and if any Default exists, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (c) as soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such fiscal quarter and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter and the portion of the fiscal year through such date, all in reasonable detail and setting forth in comparative form the figures for the corresponding period of the previous year; and

          (d) from time to time, such additional information regarding the financial condition, business or prospects of the Company or its Subsidiaries as the Agent Bank or any Bank may reasonably request.

          Section 7.07. Use of Proceeds.  The Company will use the proceeds of
                        ---------------
the Loans for its general corporate purposes.


                                 ARTICLE VIII

                              NEGATIVE COVENANTS
                              ------------------

          The Company hereby covenants and agrees that, until the Loans and all other amounts owing hereunder have been paid in full and the Commitment shall have expired:

          Section 8.01. Margin Regulations.  The Company will not use the
                        ------------------
proceeds of any Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve Board.

          Section 8.02. Liens.  The Company will not, and will not permit any
                        -----
Subsidiary to, create, incur, assume or permit to exist any Lien upon any asset now owned or hereafter acquired by it, other than:

          (a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or
            --------
     within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (f) and Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not
                                        --------
     increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

          (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Shareholders' Equity.

          Section 8.03. Consolidations, Mergers, etc.  The Company will not (a)
                        -----------------------------
merge with or into, or consolidate with, any other Person or (b) sell all or substantially all of its assets, whether in one transaction or a series of transactions, provided that the Company may merge with or into, or consolidate
              --------
with, another Person if (i) the Company has given the Agent Bank prior notice thereof, (ii) either (A) the Company is the entity surviving such merger or (B) the entity surviving such merger or consolidation shall enter into an agreement satisfactory to the Agent Bank assuming the Company's obligations under this Agreement and the Related Documents to which it is a party and (iii) immediately after giving effect to such merger or consolidation, no Default shall have occurred and be continuing.

          Section 8.04. Minimum Consolidated Shareholders' Equity.  The Company
                        -----------------------------------------
will not permit Consolidated Shareholders' Equity, determined as of the end of each fiscal year of the Company, to be less than $100,000,000.


                                  ARTICLE IX

                               EVENTS OF DEFAULT
                               -----------------

          Section 9.01. Events of Default.  If any one or more of the following
                        -----------------
events (an "Event of Default") shall occur and be continuing, the Banks shall be
            ----------------
entitled to exercise the remedies set forth in Section 9.02 hereof.

          (a) The Company shall default in the payment of (i) any principal when due or (ii) any interest or other amount owing under this Agreement or any Related Document to which it is a party within three Business Days of the date when due; or

          (b) The Company shall fail to perform or observe any covenant or obligation contained in Article VIII hereof; or

          (c) The Company shall fail to perform or observe any other covenant or obligation of the Company pursuant to this Agreement or any Related Document to which it is a party, and such failure shall continue for 30 days after notice from the Agent Bank; or

          (d) Any representation or warranty made or deemed made by the Company in this Agreement, any Related Document to which it is a party, or any certificate, financial statement or other document delivered pursuant hereto or thereto shall be false in any material respect on any date as of which made or deemed made or shall be breached; or

          (e) An "event of default" under and as defined in the Sanwa USA Term Loan shall occur; or the Company, any Subsidiary or the Guarantor shall default in the payment when due of any principal or premium (if any) or interest on any Indebtedness having an aggregate principal amount in excess of $1,000,000 (or the equivalent thereof in any other currency) and such default shall continue beyond any applicable grace period, or, any Subsidiary or the Guarantor shall fail to observe or perform any term or provision of any instrument pursuant to which any such Indebtedness was created or of any mortgage, indenture or other agreement relating thereto if the effect of such failure is to cause or permit the acceleration or mandatory prepayment or repurchase of such Indebtedness; or

          (f) The entry of a decree or order for relief in respect of the Company, any Significant Subsidiary or the Guarantor by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, any Significant Subsidiary or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or the commencement against the Company, any Significant Subsidiary or the Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of 60 consecutive days; or

          (g) The commencement by the Company, any Significant Subsidiary or the Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, any Significant Subsidiary or the Guarantor or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Company, any Significant Subsidiary or the Guarantor generally to pay its debts as such debts become due or the taking of any corporate action in furtherance of any of the foregoing; or

          (h) any member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; provided that, in any such case, the Majority Banks shall
                    --------
have determined that such occurrence has a Material Adverse Effect; or

          (i) A final judgment or order for the payment of money not covered by insurance shall be rendered against the Company, any Subsidiary or the Guarantor in an aggregate amount in excess of $1,000,000 (or the equivalent thereof in any other currency) and the same shall remain undischarged for a period of 60 days during which execution of such judgment or order shall not be effectively stayed; or

          (j) The Guaranty shall cease to be in full force and effect or the Guarantor shall so assert; or

          (k) The Guarantor shall fail to perform or observe any covenant or obligation contained in the Guaranty; or

          (l) Any representation or warranty made or deemed made by the Guarantor in the Guaranty or any certificate, financial statement or other document delivered pursuant hereto or thereto shall not be true and complete in any material respect on any date as of which made or deemed made or shall be breached; or

          (m) The Guarantor shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of the Company.

          Section 9.02. Default Remedies.  If any Event of Default shall occur
                        ----------------
and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default, any Bank may, by notice to the Company, the Agent Bank and every other Bank, take one or more of the following actions: (a) reduce its Commitment to zero and (b) declare its Loans to be forthwith due and payable, whereupon its Loans shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Company to such Bank under this Agreement or any other Related Document to which it is a party, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided, however, that if the Event of Default set forth in paragraph (f) or
--------  -------
(g) of Section 9.01 hereof shall occur with respect to the Company, then without any notice to the Company or any other act by the Agent Bank or any other Person, the Loans, interest thereon and all such other amounts shall become forthwith due and payable, all without presentment, demand, protest or notice of any kind, all of which are expressly waived.

          Section 9.03. Setoff.  Each Bank is hereby authorized at any time and
                        ------
from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Company, to the fullest extent permitted by law, to set off and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by any Bank at any of its branches or affiliates to or for the account of the Company against any and all of the amounts owing by the Company under this Agreement or the Related Documents to which it is a party, whether or not any Bank shall have made any demand hereunder or thereunder. The rights of each Bank under this Section 9.03 are in addition to, and do not derogate from or impair, other rights and remedies (including, without limitation, other rights of setoff) which any of them may have.

          Section 9.04. Default Interest.  Notwithstanding any other provision
                        ----------------
of this Agreement to the contrary, if the Company shall fail to pay any amount owing to any Bank under this Agreement or any Related Document to which the Company is a party when due (whether at stated due date, on acceleration or otherwise), then the Company will pay interest to such Bank payable on demand, on the amount in default from the date such payment became due until payment in full at a rate equal to the rate which is 2% per annum over the higher of (a) the rate then payable pursuant to Section 2.03 hereof and (b) the U.S. Dollar prime rate of the Agent Bank from time to time in effect.

          Section 9.05. Sharing.  Each Bank agrees that if it shall, by
                        -------
exercising any right of setoff or counterclaim or otherwise (except as expressly contemplated by this Agreement), receive payment from any Person of a proportion of principal and interest then due and payable with respect to its Loan which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due and payable with respect to the Loan of such other Bank, the Bank receiving such proportionately greater payment shall purchase participations in the Loans held by such other Banks and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans then due and payable shall be shared by the Banks holding such Loans then due and payable pro rata.  The Company agrees, to the fullest extent it may
                     --- ----
effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other collection rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

          Section 9.06. Funding Indemnities.  The Company will indemnify each
                        -------------------
Bank against, and on demand reimburse each Bank for, any loss, premium, penalty or expense which such Bank may pay or incur (including, without limitation, any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by such Bank to fund any Loan) as a result of any acceleration of any Loan pursuant to Section 9.02 hereof. Each Bank shall furnish the Company with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.


                                   ARTICLE X

                         THE AGENT BANK AND THE BANKS
                         ----------------------------

          Section 10.01. Appointment and Authorization.  Each Bank appoints the
                         -----------------------------
Agent Bank to act as its agent in connection herewith and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers under this Agreement and the Related Documents as are delegated to the Agent Bank by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          Section 10.02. Same Rights as a Bank.  The Agent Bank in its capacity
                         ---------------------
as a Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent Bank, and the Agent Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or the Guarantor or any of their affiliates as if it were not the Agent Bank hereunder.

          Section 10.03. Actions by the Agent Bank.  The obligations of the
                         -------------------------
Agent Bank hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent Bank shall not be required to take any action with respect to any Default except as expressly provided herein.

          Section 10.04. Consultation with Experts.  The Agent Bank may consult
                         -------------------------
with legal counsel (who may be counsel for the Company or the Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 10.05. Liability.  Neither the Agent Bank nor any of its
                         ---------
directors, officers, agents, or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith or with any Related Document (i) with the consent or at the request of the Majority Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent Bank nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made by the Company, the Guarantor or any other Person in connection with this Agreement, any Related Document or the Loans hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company, the Guarantor or any other Person herein or in any Related Document; (iii) the satisfaction of any condition specified in Article V; or (iv) the validity, effectiveness or genuineness of this Agreement, any Related Document or any other instrument or writing furnished in connection herewith. The Agent Bank shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a telecopier or similar writing) believed by it to be genuine or to be sent by the proper party or parties. The Agent Bank shall not have a fiduciary duty to any Bank.

          Section 10.06. Indemnification.  Each Bank shall, ratably in
                         ---------------
accordance with its Commitment (or, if the Commitments have been cancelled in full or have expired, ratably in accordance with its share of the outstanding Loans), indemnify the Agent Bank (to the extent not reimbursed by or on behalf of the Company) on demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent Bank's own gross negligence or willful misconduct) that the Agent Bank may suffer or incur in connection with this Agreement or any Related Document or any action taken or omitted by the Agent Bank hereunder or thereunder. The obligations of each Bank set forth in this Section 10.06 shall survive any termination of this Agreement.

          Section 10.07. Credit Decision.  Each Bank acknowledges that it has,
                         ---------------
independently and without reliance upon the Agent Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action permitted to be taken or omitted under this Agreement or the Related Documents.

          Section 10.08. Successor Agent Banks.  The Agent Bank may resign at
                         ---------------------
any time by giving 30 days' prior written notice thereof to the Banks and the Company, provided that no such resignation
         --------
shall take effect until a successor agent has been appointed and agreed to act as such under this Agreement. Upon any such resignation, the Majority Banks shall appoint a successor to the Agent Bank. The decision of the Majority Banks shall be binding upon all of the Banks. After any retiring Agent Bank's resignation hereunder as Agent Bank, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Bank.

          Section 10.09. Several Obligations; Remedies Independent.  The Banks'
                         -----------------------------------------
obligations under this Agreement are several and not joint. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make any Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan. The amounts payable by the Company at any time hereunder and under a Revolving Credit Note to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Revolving Credit Note, and it shall not be necessary for any other Bank or the Agent Bank to consent to, or be joined as an additional party in, any proceedings for such purposes.


                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------

          Section 11.01. Assignment.  (a)  The Company may not assign its rights
                         ----------
or obligations under this Agreement without the prior written consent of the other parties hereto, which consent may be given or withheld in the sole and absolute discretion of each such party. Any Bank may at any time assign its rights and obligations under this Agreement to any Bank or to one or more additional banks or financial institutions (each an "Assignee"), in the ordinary
                                                     --------
course of its commercial banking business and in accordance with applicable law, and with the prior consent of the Agent Bank and the Company, which consent shall not be unreasonably withheld or delayed. Any such assignment shall be made pursuant to an assignment agreement between such Assignee and such transferor Bank. Such assignment agreement shall be executed by such Assignee and such transferor Bank and shall be delivered to the Agent Bank and the Company for acceptance before the proposed effective date of such assignment. Upon such execution and delivery and acceptance, from and after the effective date specified in such assignment agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent of the portion of the Commitment of the transferor Bank purchased by it, have the rights and obligations of a Bank hereunder and (y) the transferor Bank thereunder shall, to the extent of the portion of its Commitment so sold, be released from its obligations under this Agreement (and in the case of an assignment agreement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). On or prior to the effective date specified in such assignment agreement, the Company, at its own expense, shall execute and deliver to such transferor Bank in exchange for the Revolving Credit Note previously delivered to such transferor Bank a new Revolving Credit Note to the order of such Assignee in an amount based upon the amount of the Commitment acquired by it pursuant to such assignment agreement and a new Revolving Credit Note to the order of the transferor Bank in an amount based upon the amount of the Commitment retained by it hereunder. Each such new Revolving Credit Note shall be dated the effective date of such assignment and shall otherwise be in the form of the Revolving Credit Note replaced thereby. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of, and shall be binding upon, the Company, the Agent Bank, the Banks and their respective successors and permitted assigns.

          (b) Any Bank may from time to time upon prior written notice to the Agent Bank change the Lending Office of such Bank at which any Loan is made or carried; provided that if at the time of any change from one Lending Office to
         --------
another the effect thereof would be to increase any amount payable by the Company under this Agreement then such change shall not be made without the prior written consent of the Company.

          (c) Any Bank may grant one or more financial institutions (each, a "Participant"), on a participating basis but not as a party to this Agreement, a
------------
participation or participations in all or any part of such Bank's rights and benefits under this Agreement and the Related Documents (a "Participation"). In
                                                            -------------
the event of any such grant by a Bank, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company or the Agent Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or the Related Documents; provided that such participation agreement may provide
                          --------
that such Bank will not agree to any modification, amendment or waiver of this Agreement or the Related Documents described in clauses (i) through (vi), inclusive, of the proviso contained in Section 11.02 without the consent of the Participant. The Company agrees that each Participant shall, to the extent of its Participation, be entitled to the benefits of Sections 3.01 and 3.03 hereof as if such Participant were a Bank; provided, however, that the amount of such
                                    --------  -------
benefit shall be limited to the amount in respect of the interest sold to which the seller of such Participation would have been entitled had it not sold such interest.

          (d) Notwithstanding anything to the contrary contained in this Agreement, any Bank may pledge, hypothecate or otherwise grant a security interest in all or any part of its rights hereunder or under its Revolving Credit Note to any Federal Reserve Bank; provided that such pledge,
                                         --------
hypothecation or grant shall not relieve such Bank of any of its obligations under this Agreement.

          Section 11.02. Amendments and Waivers.  Any provision of this
                         ----------------------
Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Majority Banks (and, if the rights, obligations or duties of the Agent Bank are affected thereby, by the Agent Bank); provided that no such amendment or waiver (a) shall, unless signed
             --------
by all the Banks affected thereby, (i) increase the amount of any Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the rate at which any fees are payable hereunder or (iii) postpone the date fixed for any payment of principal or interest on any Loan or any fees hereunder or for any termination of any Commitment or (b) shall, unless signed by all of the Banks, (i) change the percentage of the aggregate Loans or Commitments which shall be required for the Banks or any of them to take any action under this Section 11.02 or any other provision of this Agreement, (ii) amend this Section 11.02 or (iii) release or terminate the Guaranty.

          Section 11.03. Notices.  All notices, requests, demands and other
                         -------
communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address, or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties listed below.

   If to the Agent Bank:        The Sakura Bank, Limited, as Agent Bank
                                277 Park Avenue
                                New York, New York 10172
                                Attention:  Mr. Eiichi Nakano
                                Telecopier: (212) 888-7651
                                Telephone:  (212) 756-6746

   If to a Bank:                At the address set forth on the signature pages
                                hereof or in the assignment agreement pursuant to which such Bank became a party hereto

   If to the Company:           Overhead Door Corporation
                                6750 LBJ Freeway
                                Dallas, Texas  75240
                                Attention:  Keith Brockman
                                Telecopier: (972) 726-2124
                                Telephone:  (972) 726-2137

Each such notice, request or other communication shall be effective when actually received.

          Section 11.04.  Expenses; Indemnification.  The Company agrees to pay
                          -------------------------
all out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Agent Bank in connection with (i) the preparation, execution and delivery of this Agreement and the Related Documents and (ii) any amendments and waivers hereof or thereof. The Company also agrees to pay all out-of-pocket costs and expenses, including the fees and disbursements of counsel, incurred by the Agent Bank and each Bank in connection with the enforcement of this Agreement or any of the Related Documents and the collection of any amounts owing hereunder or thereunder. In addition, the Company will indemnify the Agent Bank and each Bank against, and on demand reimburse the Agent Bank and each Bank for, any and all liabilities, obligations, losses, damages, penalties, stamp and other similar taxes, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent Bank or any Bank in any way relating to or arising out of this Agreement or the Related Documents; provided that the Company shall not be liable for any of the
                   --------
foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent Bank or any Bank. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 11.04 shall survive the termination of this Agreement.

          Section 11.05. Cumulative Rights; No Waiver.  The rights, powers and
                         ----------------------------
remedies of the Agent Bank and each Bank hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Company and the Agent Bank and each Bank relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Agent Bank or any Bank to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

          Section 11.06. Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

          Section 11.07. Severability.  Any provision of this Agreement which is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 11.08. Headings.  The Article and Section headings in this
                         --------
Agreement are for convenience of reference only and shall not affect the interpretation hereof.

          SECTION 11.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
                          -------------
AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

          Section 11.10. Consent to Jurisdiction.  The Company irrevocably
                         -----------------------
submits to the non-exclusive jurisdiction of the Federal courts of the United States for the Southern District of New York and any court of the State of New York located in New York City in any action, suit or proceeding against the Company relating in any way to this Agreement or any of the Related Documents and agrees that service of process in any such action, suit or proceeding may be effected by mailing a copy thereof by registered or certified mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. Nothing herein shall affect the right of the Agent Bank or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. Each party agrees that a final judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding in the Federal Courts of the United States for the Southern District of New York, or the Supreme Court of the State of New York, County of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 11.11. Waiver of Jury Trial.  The Company, the Agent Bank and
                         --------------------
the Banks each irrevocably waives any right it may now or hereafter have to a trial by jury in respect of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    OVERHEAD DOOR CORPORATION


                                    By:  /s/ BRIAN J. BOLTON
                                       -----------------------------------------
                                       Name: Mr. Brian J. Bolton
                                       Title: Chairman and Chief
                                              Executive Officer


                                    THE SAKURA BANK, LIMITED
                                    as Agent Bank


                                    By:  /s/ YOSHIHISA ODAKA
                                       -----------------------------------------
                                       Name: Mr. Yoshihisa Odaka
                                       Title: Joint General Manager

COMMITMENT                                      BANKS
----------                                      -----

$22,500,000                     THE SAKURA BANK, LIMITED


                                By:       /S/ YOSHIHISA ODAKA
                                   ---------------------------------------------
                                   Name:  Mr. Yoshihisa Odaka
                                   Title: Joint General Manager

                                Address:  277 Park Avenue
                                          New York, New York 10172
                                          Attention:  Mr. Eiichi Nakano
                                          Telecopier: (212) 888-7651
                                          Telephone:  (212) 756-6746


$8,000,000                      THE TOKAI BANK, LIMITED
                                   NEW YORK BRANCH

                                By:       /S/ MICHIHIKO NAKAMURA
                                   ---------------------------------------------
                                   Name:  Mr. Michihiko Nakamura
                                   Title: Deputy General Manager

                                Address:  55 E. 52nd Street
                                          New York, NY  10055
                                          Attention:  Mr. Hiromi Yamashina
                                          Telecopier: (212) 223-2390
                                          Telephone:  (212) 339-1173


$6,400,000                      THE FUJI BANK, LIMITED
                                   NEW YORK BRANCH

                                By:       /S/ HIDETAKE NAKAMURA
                                   ---------------------------------------------
                                   Name:  Mr. Hidetake Nakamura
                                   Title: Senior Vice President

                                Address:  Two World Trade Center
                                          New York, NY  10048
                                          Attention:  Mr. Takeshi Shimojo
                                          Telecopier: (212) 912-9097
                                          Telephone:  (212) 898-2414


$3,400,000                      THE BANK OF TOKYO-MITSUBISHI, LIMITED


                                By:       /S/ RYOHEI TAKASHIMA
                                   ---------------------------------------------
                                   Name:  Mr. Ryohei Takashima
                                   Title: Deputy General Manager

                                Address:  1251 Avenue of the Americas
                                          New York, NY  10020-1104
                                          Attention:  Mr. Hideki Kinumatsu
                                          Telecopier: (212) 782-6436
                                          Telephone:  (212) 782-4442

$1,700,000                      THE INDUSTRIAL BANK OF JAPAN
                                   TRUST COMPANY


                                By:       /S/ KAZUO MOMIYAMA
                                   ---------------------------------------------
                                   Name:  Mr. Kazuo Momiyama
                                   Title: Senior Vice President

                                Address:  245 Park Avenue
                                          New York, NY  10167-0037
                                          Attention:  Mr. Masaaki Tahara
                                          Telecopier: (212) 986-7973
                                          Telephone:  (212) 309-6466


$1,700,000                      THE SANWA BANK, LIMITED
                                   NEW YORK BRANCH

                                By:       /S/ TARO ANDO
                                   ---------------------------------------------
                                   Name:  Mr. Taro Ando
                                   Title: Vice President

                                Address:  55 East 52nd Street
                                          New York, NY  10055
                                          Attention:  Mr. Toru Mitsuhashi
                                          Telecopier: (212) 754-2366
                                          Telephone:  (212) 339-6161


$1,300,000                      THE SUMITOMO BANK, LIMITED
                                   NEW YORK BRANCH


                                By:       /S/ SHIGEHIKO MATSUMOTO
                                   ---------------------------------------------
                                   Name:  Mr. Shigehiko Matsumoto
                                   Title: Joint General Manager

                                Address:  277 Park Avenue
                                          New York, NY  10172
                                          Attention:  Mr. Kenichi Shimura
                                          Telecopier: (212) 593-9514
                                          Telephone:  (212) 224-4102


-------------

$45,000,000